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                      SECURITIES AND EXCHANGE COMMISSION
	                          WASHINGTON, D.C.  20549

           	______________________________________________________

                                  FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
             ______________________________________________________

        Date of Report (Date of earliest event reported): April 7, 1997
                        Commission File Number 0-8640


                       SYNCOR INTERNATIONAL CORPORATION
        (Exact name of registrant as specified in its charter)

	         Delaware					                                  85-0229124
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                      Identification No.)

6464 Canoga Avenue, Woodland Hills, California           91367-2407
(Address of principal executive offices)                 (Zip Code)

                            	(818) 737-4000
         (Registrant's telephone number, including area code)











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ITEM 2.	ACQUISITION OF ASSETS.

     On April 7, 1997, Syncor Pharmaceuticals, Inc., a Delaware corporation ("Pharmaceuticals") and a wholly-owned subsidiary of Syncor International Corporation, a Delaware corporation ("Syncor"), acquired all of the assets (the "Assets") of Golden Pharmaceuticals, Inc. ("Golden") relating to the manufacture and distribution of Iodine-123. The Assets included the New Drug Application for Iodine-123 capsules, the equipment used to manufacture Iodine-123 capsules and other equipment related to the Iodine-123 ness, existing inventory of Iodine-123, other New Drug Applications for which Syncor is currently evaluating potential new business opportunities, and the building facility and land used to manufacture Iodine-123 capsules. Pharmaceuticals intends to continue to use the Assets for the production of Iodine-123 capsules and the development of other Iodine-123-related products.

     Pharmaceuticals acquired the Assets for a purchase price of $6,700,000, of which $6,550,000 was paid in cash and $150,000 is to be paid pursuant to a promissory note with a term of one year. In connection with the acquisition, Pharmaceuticals obtained a $6,500,000 unsecured loan from The First National Bank of Chicago. The repayment of the loan is guaranteed by Syncor.

     The purchase price was based on a discounted cash flow analysis of Golden's Iodine-123 business. The valuation assumed normal growth in the nuclear medicine industry that would result in a corresponding growth in demand for Iodine-123 capsules.

     Prior to the consummation of the acquisition of the Assets, Syncor was the principal customer of Golden for its Iodine-123 capsules.


                                SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        SYNCOR INTERNATIONAL CORPORATION


                        By:        /s/ Haig Bagerdjian
                        _____________________________
                        Haig S. Bagerdjian
                        Senior Vice President, Secretary
                        and General Counsel

                        Date: 4/14/97